UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 19, 2007

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-33295	41-1717208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 19, 2007, we entered into a settlement agreement with J Giordano Securities LLC d/b/a J Giordano Securities Group (“JGSG”) pursuant to which we will pay JGSG $750,000 in cash on or before October 22, 2007. Without admitting any liability or wrongdoing, the settlement agreement settles and resolves all disputes, claims and matters in controversy between our company and JGSG stemming from our engagement agreement with JGSG dated December 21, 2004.

JGSG had filed a complaint for breach of the engagement agreement against us in the United States District Court for the District of Connecticut, alleging that JGSG was entitled to additional compensation pursuant to certain financing activities by us that occurred in December 2005, January 2006, and October 2006, as well as certain compensation relating to registration of the shares underlying the warrants issued to JGSG as compensation in connection with the April 2005 private placement of our securities in which JGSG was a placement agent. We had moved to dismiss or stay the federal action and to compel arbitration before the National Association of Securities Dealers, pursuant to which the federal action was stayed. JGSG then filed a statement of claim and we filed a counterclaim in the arbitration, alleging breach of the engagement agreement and fraud in the inducement. JGSG then filed an amended statement of claim in the arbitration, pursuant to which JGSG claimed it was entitled to alleged damages of $3,346,565 plus reimbursement for reasonable expenses, interest, costs and attorneys’ fees. In order to avoid the costs, uncertainty, and inconvenience associated with adversary proceedings, we decided to enter into a settlement agreement with JGSG, effective October 19, 2007.

As a result of signing the settlement agreement, JGSG and our company will mutually release each other from any and all claims, demands, and causes of action, suits, debts or liabilities of any kind which were or could have been asserted in the federal action or arbitration.

The foregoing description is qualified in its entirety by reference to the settlement agreement at Exhibit 10 to this report, which is incorporated by reference in response to this Item 1.01.

On October 22, 2007, we issued a press release relating to our entry into the settlement agreement. This press release, which appears as Exhibit 99 to this report, is incorporated by reference in response to this Item 1.01.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: October 22, 2007	By:	/s/ Michael A. Brodeur
Michael A. Brodeur
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10	Settlement Agreement between MedicalCV, Inc. and J Giordano Securities LLC d/b/a J Giordano Securities Group, dated October 19, 2007.
99	Press Release, dated October 22, 2007.